ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                          THE CINTRA SELECT FUND, INC.


                                   * * * * * *


THE CINTRA SELECT FUND, INC., a Maryland corporation, having its principal office in Baltimore, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


     FIRST: The Charter of the Corporation currently in effect is hereby amended and restated in its entirety to read as follows:


                          THE CINTRA SELECT FUND, INC.

                 RESTATED AND AMENDED ARTICLES OF INCORPORATION



                                   ARTICLE I

                                      NAME

     The name of the Corporation is THE CINTRA SELECT FUND, INC. (the "Corporation").

                                   ARTICLE II

                               PURPOSES AND POWERS

     The purposes for which the Corporation is formed are to act as a closed-end investment company under the federal Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise and enjoy all of the general powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.

                                  ARTICLE III

                       PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

                                   ARTICLE IV

                                  CAPITAL STOCK

     (1) The total number of shares of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, all of one class called Common Stock, of the par value of one-tenth of one cent ($.001) per share and of the aggregate par value of Fifty Thousand Dollars ($50,000). The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more other classes or series as may be established from time to time (whether or not such shares have been previously classified or reclassified) by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter of the Corporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

     (2) The dividends and distributions of investment income and capital gains with respect to the capital stock of the Corporation, shall be in such amount as may be declared from time to time by the Board of Directors, and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series.

     (3) The Corporation shall be entitled to purchase shares of its capital stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, but not at a price exceeding the net asset value per share.

     (4) The net asset value of each share of the Corporation's capital stock issued and sold or purchased at net asset value shall be the current net asset value per share of the shares as determined in accordance with procedures adopted from time to time by the Board of Directors which comply with the 1940 Act with such current net asset value to be based on the assets of the Corporation less the liabilities.

     (5) In the absence of any specification as to the purpose for which shares of capital stock of the Corporation are purchased by it, all shares purchased shall be deemed to be retired in the sense contemplated by the Maryland General Corporation Law and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares purchased by it.

     (6) Shares of capital stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, provided that dividends or distributions shall be paid on shares of Common Stock only out of lawfully available assets.

     (7) Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation. The assets so distributable to the holders of Common Stock shall be distributed among such stockholders in proportion to the number of shares held by them and recorded on the books of the Corporation.

     (8) Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series is required by the 1940 Act, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above.

     (9) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

     (10) All persons who shall acquire capital stock or other securities of the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation, as each may be amended from time to time.

     (11) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall be entitled to exercise the rights of an objecting stockholder under Sections 3-201 et seq. of the Maryland General Corporation Law, other than such, if any, as the Board of Directors, in its sole discretion, may determine.

                                   ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF THE DIRECTORS AND STOCKHOLDERS
--------------------------------------------------------------------------------

     (1) The number of directors of the Corporation shall be four (4), which number may be increased or decreased by or pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The name of the person who shall act as the initial director until the first annual meeting and until his successors are duly elected and qualified is:

                                J. Mitchell Reese
                             ----------------------

     Initially, there shall be three vacancies on the Board of Directors.

     Beginning with the first annual meeting of stockholders of the Corporation (the "initial annual meeting"), the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the initial annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each annual meeting of stockholders beginning with the annual meeting of stockholders next succeeding the initial annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director, elected by the stockholders shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall he apportioned among the classes, as of the annual meeting of stockholders next succeeding any such change, so as to maintain a number of directors in each class as nearly equal as possible. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum, or by a sole remaining director. A director elected by the Board of Directors to fill any vacancy in the Board of Directors shall serve until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any annual meeting of stockholders, stockholders shall be entitled to elect directors to fill any vacancies in the Board of Directors that have arisen since the preceding annual meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors) and any director so elected by the stockholders shall hold office for a term which coincides with the remaining term of the class to which such directorship was previously assigned, if such vacancy arose other than by an increase in the number of directors, and until his successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of directors, any director so elected to fill such vacancy by stockholders at an annual meeting shall hold office for a term which coincides with that of the class to which such directorship has been apportioned as heretofore provided, and until his successor shall be elected and shall qualify. A director may be removed for cause only, and not without cause, and only by action of the stockholders taken by the holders of at least seventy-five percent (75%) of the shares of capital stock then entitled to vote in an election of such director.

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Charter or in the By-Laws of the Corporation or in the Maryland General Corporation Law or the 1940 Act, and without any action by the stockholders.

     No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (3) Subject to any limitations imposed by the 1940 Act, the Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     (4) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the 1940 Act, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

     (5) The Board of Directors of the Corporation shall have the exclusive authority to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act.

     (6) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                                   ARTICLE VI

                           DENIAL OF PREEMPTIVE RIGHTS

     No stockholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of capital stock of the Corporation, or any notes, debentures, bonds, or other securities convertible into shares of any class of capital stock of the Corporation, either, in whole or in part, to the existing stockholders.

                                  ARTICLE VII

                          CERTAIN VOTES OF STOCKHOLDERS

     Except as otherwise provided in the Charter and notwithstanding any provision of the Maryland General Corporation Law other than sections 3-601 through 3-603 of the Maryland General Corporation Law, or any successors thereto requiring approval by the stockholders of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast on the matter, any such action may be taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon. Notwithstanding the terms of section 3-603(e)(1)(iv) of the Maryland General Corporation Law (or any successor thereto), the Corporation hereby expressly elects to be subject to the requirements of section 3-602 of the Maryland General Corporation Law.

                                  ARTICLE VIII

                              DETERMINATION BINDING

     Any determination made in good faith and consistent with applicable law, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or as to the use, alteration or cancellation of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or as to the use, alteration or cancellation of any reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision in this Charter shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE IX

                        PRIVATE PROPERTY OF STOCKHOLDERS

     The private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE X

                               PERPETUAL EXISTENCE

         The duration of the Corporation shall be perpetual.



                                   ARTICLE XI

                         CONVERSION TO OPEN-END COMPANY

     Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation, a favorable vote of a majority of the total number of directors fixed in accordance with the By-Laws of the Corporation and the favorable vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to the Charter that makes the Common Stock a "redeemable security" (as that term is defined in the 1940 Act).

     The Corporation shall notify the holders of all capital securities of the approval, in accordance with the preceding paragraph of this Article XI, of any amendment to the Charter that makes the Common Stock a "redeemable security" (as that term is defined in the 1940 Act) no later than thirty (30) days prior to the date of filing of such amendment with the Department of Assessments and Taxation (or any successor agency) of the State of Maryland; such amendment may not be so filed, however, until the later of (x) ninety (90) days following the date of approval of such amendment by the holders of capital securities in accordance with the preceding paragraph of this Article XI and (y) the next January 1 or July 1, whichever is sooner, following the date of such approval by holders of capital securities.

                                   ARTICLE XII

                       MERGER, SALE OF ASSETS, LIQUIDATION

     Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation except as provided in Article VII, a favorable vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or
(iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.



                                  ARTICLE XIII

                                    AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Charter or the By-Laws of the Corporation), the amendment or repeal of Section (1), Section (3), Section (4), Section (5) of Article V, Article VII, Article IX, Article X, Article XI,
Article XII or this Article XIII of the Charter shall require the affirmative vote of the holders of at least seventy five percent (75%) of the shares then entitled to be voted on the matter.


                         -------------------------------

          SECOND: These provisions hereinabove are all the provisions of the Charter of the Corporation currently in effect.

          THIRD: The amendment and restatement does not increase the authorized stock of the Corporation.

          FOURTH: The foregoing amendment and restatement to the Charter of the Corporation has been approved by a majority of the entire Board of Directors, and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

          FIFTH: The current address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202. The current number of Directors of the Corporation is three and the name of the Directors currently in office are J. Mitchell Reese, David Allan Ray Dullum, and Harry S. Gruner.

          SIXTH: The foregoing amendment and restatement to the Charter of the Corporation will become effective on October 22, 2003.

          IN WITNESS WHEREOF, THE CINTRA SELECT FUND, INC. has caused the foregoing to be signed in its name and on its behalf by its President on October 20, 2003.

                                        /s/ J. Mitchell Reese
                                        Name: J. Mitchell Reese

                                        Title: Director and President



Attest:  /s/Koren L. Bedsole
         -----------------------------
         Name: Koren L. Bedsole
         Title:   Secretary





          THE UNDERSIGNED, President of THE CINTRA SELECT FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certification is made a part, hereby acknowledges the same to be a corporate act of the Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                        /s/ J. Mitchell Reese
                                        Name: J. Mitchell Reese

                                        Title: Director and President